                                                                    EXHIBIT 10.7



                              Settlement Agreement

                                     between

                              NeoTherapeutics, Inc.
                              157 Technology Drive
                            Irvine; California 92618


                       - in the following called "NEOT"

                                       and

                                 Merck Eprova AG

                               Im Laternenacker 5
                                8200 Schaffhausen
                                   Switzerland


                      - in the following called "EPRO" -

Whereas NEOT develops new drugs for e.g. neurological diseases;

Whereas EPRO changed recently its company name from Eprova AG into Merck Eprova AG out of corporate identity reasons and manufactures intermediates of drug substances or the drug substances itself (e.g. Neotrofin and AIT-034);

Whereas NEOT has asked EPRO to manufacture certain substances (SUBSTANCES) as listed in attachment 1;

Whereas EPRO has fulfilled its obligations, NEOT has indicated that it has presently no use for these SUBSTANCES and asks for a settlement of the payables in a reasonable manner;

Whereas EPRO is willing to help NEOT to restore financial stability and to find other possible uses for the SUBSTANCES;

Therefore the parties agree as follows:

1) EPRO will remain the owner of all SUBSTANCES as mentioned in the four invoices as listed in attachment 2.

2) NEOT grants to EPRO the right of first refusal for the production of any further needs of the SUBSTANCES as well as the related drug substances Neotrofin and AIT-034 for a duration of five (5) years after execution of this agreement. EPRO agrees to negotiate the terms of the production of the SUBSTANCES in good faith.

3) EPRO will examine carefully all recommendations of NEOT to sell the SUBSTANCES to third parties. EPRO will also try to find third parties interested in the SUBSTANCES.

4) NEOT will pay CHF 485'470 within ten (10) days after the execution of this agreement to the account of EPRO as stated in attachment 3 for full and final payment of the invoices listed in attachment 2. The above-mentioned sum has been combined from the following amounts:

INVOICE             COMPOUND                                     AMOUNT
1) D22094           Aminopropylpyrrolidinone                     CHF  102'700
--------------------------------------------------------------------------------
2) D22095           ACA                                          CHF  175'500
--------------------------------------------------------------------------------
3) D22049           ACA                                          CHF    66'625
--------------------------------------------------------------------------------
4) D22162           Ala-benzonate                                CHF  140'645
--------------------------------------------------------------------------------

5) EPRO will not charge costs for the storage and possible disposal of the SUBSTANCES, V.A.T. as well as for not-realized interests.

6) a) After the last signature under this agreement, the patent application PCT WO 02/00659 and all corresponding patent applications or patent rights based on US Appl No. 09/602,048 (PATENTS), owned by NEOT will become the property of EPRO according to the ten (10) provisions of attachment 4.

b) For the case, NEOT would be interested to get back the rights on these PATENTS, EPRO herewith grants to NEOT an exclusive option to buy these PATENTS within twelve (12) months after execution of this agreement for a purchase price of CHF 527'676 plus all costs which has been incurred to maintain the PATENTS during this time. During the term of the exclusive option, EPRO agrees to not enter into any agreement related to the PATENTS in regard to Neotrofin and AIT-034 without the prior consent of NEOT. EPRO also agrees it will use commercially reasonable efforts to maintain the PATENTS.

c) In case, NEOT repurchases the PATENTS, EPRO will be granted a non-exclusive, royalty-free, world-wide license to these PATENTS excluding the manufacturing of Neotrofin and AIT-034. Any assignment of the PATENTS by NEOT to a third party will be subject to the non-exclusive license to EPRO.

d) In case, NEOT desires to contract for the production of Neotrofin or AIT-034 after the time-frame of item 2 above and does not exercise its option to repurchase the PATENTS under item 2, EPRO will grant NEOT a non-exclusive, world-wide license with a license fee that will not exceed CHF 527'676 over the life of the license. Moreover, in addition to the aforementioned license fee, NEOT agrees to EPRO all costs which will have been incurred by EPRO to maintain the PATENTS to date and during the time of the licensing agreement.

7) In case NEOT is in default with the agreed payment, EPRO may claim interests of 20% above LIBOR per year for the unpaid sum. In case NEOT indicates not to pay any amount of the agreed sums, EPRO may claim to be paid according to attachment 2 for the unpaid rest as well as an interest rate of 5% above LIBOR per year since the date of the invoices and all costs and damages caused by the non-payment and the storage and/or the disposal of the SUBSTANCES.

8) This agreement states the entire understanding of the parties. No change, modification, alteration, or addition to any provision hereof shall be binding unless in writing and signed by authorized representatives of both parties.

9) This agreement shall be governed by, and construed and enforced in accordance with Swiss law.

10) Except for the right of either party to apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction, or other equitable relief to preserve the status quo or prevent irreparable harm, any and all claims, disputes or controversies arising under, out of, of in connection with this agreement, which the parties shall be unable to resolve within sixty (60) days shall be mediated in good faith. The party raising such dispute shall promptly advise the other party of such claim, dispute or controversy in a writing which describes in reasonable detail the nature of such dispute. By not later than five (5) business days after the recipient has received such notice of dispute, each party shall have selected for itself a representative who shall have the authority to bind such party, and shall additionally have advised the other party in writing of the name and title of such representative. By not later than ten (10) business days after the date of such notice of dispute, the party against whom the dispute shall be raised shall select a mediation specialist in the area of the defendant and such representatives shall schedule a date with such mediation hearing. The parties shall enter into good faith mediation and shall share the costs equally. If the representatives of the parties have not been able to resolve the dispute within fifteen (15) business days after such mediation hearing, the parties shall have the right to pursue this case by arbitration.

11) All disputes arising in connection with the present contract shall be then finally settled under the rules of Conciliation and Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with said rules. The language of correspondence and the language used by the court in the settlement of disputes shall be English. The place of settlement of disputes shall be in Schaffhausen. The costs of court of arbitration shall be born equally by both parties, and each party shall be for its own part of all other costs arising. Both parties agree to accept the decision of the Court of Arbitration as final binding of them both to the exclusion of all remedies.

12) In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

IN WITNESS WHEREOF, each party has caused this Agreement to be signed by its duly authorized representatives.

Irvine,                                Schaffhausen, 26 September 2002


NeoTherapeutics, Inc.                  Merck Eprova AG


/s/Rajesh C. Shrotriya, M.D.           /s/M. Ulmann
-------------------------------        -----------------------------------------
                                       M. Ulmann
                                       General Manager



                                       /s/T. Suter
                                       -----------------------------------------
                                       T. Suter
                                       Head Business Support

                                  Attachment 1



Compound
------------------------------
Aminopropylpyrrolidinone
------------------------------
ACA
------------------------------
ACA
------------------------------
Ala-benzonate
------------------------------

                                  Attachment 2

Invoice             Compound                                     Amount
--------------------------------------------------------------------------------
1) D22094           Aminopropylpyrrolidinone                     CHF  102'700
--------------------------------------------------------------------------------
2) D22095           ACA                                          CHF  351'000
--------------------------------------------------------------------------------
3) D22049           ACA                                          CHF  133'250
--------------------------------------------------------------------------------
4) D22162           Ala-benzonate                                CHF  426`196
--------------------------------------------------------------------------------

                                  Attachment 3

                                 Account of EPRO

                No. 230-M0141740.0 at UBS AG, Zurich, Swift-Code UBSWCCHZZ

                                  Attachment 4

(1) NEOT herewith transmits all rights to EPRO on the PCT WO 02/00659 (US Appl No. 09/602,048) with all rights connected thereto.

(2) Therefore, after the last signature under this agreement, the PATENTS become the property of EPRO. NEOT will agree to the recording of the assignment of the PATENTS in the register of the US -- as well as the PCT Patent Office and NEOT promises to provide the required documents and to make all necessary signatures.

(3) NEOT promises to submit to EPRO all written research documents, tabulations, experimental reports, correspondences, which relate to the subject matter invention. The transfer will be made at the latest thirty (30) days after the execution of this agreement.

(4) NEOT will advise EPRO about the status of the PATENTS and their plans for a optimal protection of the invention in the different countries.

(5) If required by EPRO, NEOT promises to provide its full assistance to EPRO after the transfer of the documents and materials for an introduction of the employees of EPRO.

(6) EPRO is aware of the technical features of the invention. NEOT is not liable for the technical utility and completeness of the technical documents under this agreement.

(7) NEOT declares that legal defects in the PATENTS and technical defects in the invention are not known to him. A liability for freedom of defects, particularly dependency of the invention is not undertaken. All rights of warranty or rescission by EPRO are excluded.

(8) NEOT promises to keep knowledge relating to the patented invention confidential after the complete signature of the agreement until it has bought back the rights on the PATENTS as agreed in this agreement.

(9) NEOT promises not to attack the PATENTS and/or all derived patents and not to assist third parties in attacks on the PATENTS and/or all derived patents.

(10) The costs and fees for the assignment and recording will be borne by EPRO. EPRO will also pay all the fees and costs for maintenance of the PATENTS after the execution of this agreement.